EXHIBIT 10.5

AGREEMENT AND ACKNOWLEDGEMENT

THIS AGREEMENT AND ACKNOWLEDGEMENT (this “Acknowledgement”) is made and entered into as of July 6, 2004, between i2 Telecom International, Inc., a Washington corporation (“i2 Telecom”), and the undersigned former holder (“Former Holder”) of shares of i2 Telecom’s preferred stock series A-1, no par value per share (the “Preferred Stock Series A-1”), and/or shares of i2 Telecom’s preferred stock series A-2, no par value per share (the “Preferred Stock Series A-2”).

RECITALS

WHEREAS, pursuant to that certain Agreement and Plan of Merger, dated as of January 30, 2004, by and among i2 Telecom, DDN Acquisition Corp., i2 Telecom International, Inc., a Delaware corporation (“i2 Delaware”), and certain shareholders of i2 Telecom and i2 Delaware signatory thereto (the “Merger Agreement”), Former Holder may become entitled to receive certain shares of Preferred Stock Series A-1 and/or Preferred Stock Series A-2 as contingent consideration upon the final determination of a certain legal proceeding pending against i2 Delaware (the “Contingent Consideration”);

WHEREAS, Former Holder and i2 Telecom entered into that certain Conversion Agreement dated as of April 6, 2004 (the “Conversion Agreement”), pursuant to which Former Holder agreed to convert all shares of Preferred Stock Series A-1 and Preferred Stock Series A-2 held by such Former Holder (if any) into shares of i2 Telecom’s common stock, no par value per share (the “Common Stock”), in accordance with the Statement of Rights of Preferred Stock Series A-1 and/or the Statement of Rights of Preferred Stock Series A-2, as applicable, effective as of the date i2 Telecom amended its articles of incorporation to increase the number of shares of authorized Common Stock to a number sufficient to permit the conversion of all outstanding shares of all series of i2 Telecom’s preferred stock, including, but not limited to, the Preferred Stock Series A-1 and Preferred Stock Series A-2 (the “Effective Date”);

WHEREAS, Former Holder and i2 Telecom desire to clarify and acknowledge certain terms of the Conversion Agreement as it relates to the Contingent Consideration; and

WHEREAS, Former Holder and i2 Telecom desire to acknowledge and agree as to the dividend payable to Former Holder in connection with the conversion as contemplated by the Conversion Agreement of the shares of Preferred Stock Series A-1 and/or Preferred Stock Series A-2 previously held by Former Holder;

NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Agreement and Acknowledgement.

(a) Each of Former Holder and i2 Telecom acknowledges and agrees that (i) as of the date of the Conversion Agreement, each intended for the Conversion Agreement to apply to the conversion of the shares of Preferred Stock Series A-1 and/or Preferred Stock Series A-2 constituting the Contingent Consideration which Former Holder may become entitled to receive pursuant to the Merger Agreement, if any, into shares of Common Stock in accordance with Statement of Rights of Preferred Stock Series A-1 and/or the Statement of Rights of Preferred Stock Series A-2, as applicable, effective on the later of the Effective Date or the date such Contingent Consideration became issuable; and (ii) consequently, as of the date of the Conversion Agreement, each understood that, if all or any portion of the Contingent Consideration became issuable after the Effective Date, then such consideration would be payable to Former Holder in a number of shares of Common Stock which resulted from such conversion of the Preferred Stock Series A-1 and/or Preferred Stock Series A-1 constituting such Contingent Consideration.

(b) Each of Former Holder and i2 Telecom also acknowledges and agrees that, based on the foregoing, if Former Holder becomes entitled to receive all or any portion of the Contingent Consideration, then Former Holder shall not be entitled to receive such consideration in shares of Preferred Stock Series A-1 and/or Preferred Stock Series A-2, but shall receive in lieu thereof such consideration in a number of shares of Common Stock, which number shall equal the number of shares of Common Stock issuable upon the conversion of the shares of Preferred Stock Series A-1 and/or Preferred Stock Series A-2 constituting the Contingent Consideration which Former Holder would otherwise be entitled to receive, with such conversion to be in accordance with the Statement of Rights of Preferred Stock Series A-1 and Statement of Rights of Preferred Stock Series A-2, as applicable.

(c) Each of Former Holder and i2 Telecom also acknowledges and agrees that, as of the date of the Conversion Agreement, each intended the consideration for Former Holder entering into the Conversion Agreement as set forth therein to also apply to the conversion of the shares of Preferred Stock Series A-1 and/or Preferred Stock Series A-2 constituting the Contingent Consideration which Former Holder may become entitled to receive pursuant to the Merger Agreement, if any, into shares of Common Stock in accordance with Statement of Rights of Preferred Stock Series A-1 and/or the Statement of Rights of Preferred Stock Series A-2, as applicable. Consequently, i2 Telecom shall register with the Securities and Exchange Commission for the account of Former Holder 10% of the shares of Common Stock which may become issuable to Former Holder as Contingent Consideration pursuant to the Merger Agreement and Section 1(b) of this Acknowledgement, with such registration rights having the same limitations, qualifications and restrictions as, and otherwise being identical in scope and all other respects to, the registration rights set forth in Section 9 of the Statement of Rights of Preferred Stock Series A-1 and Section 9 of the Statement of Rights of Preferred Stock Series A-2, as applicable. Former Holder and i2 Telecom understand, acknowledge and agree that such registration rights are in addition to the registration rights to which Former Holder is entitled with respect to such shares of Common Stock pursuant to Section 9 of the Statement of Rights of Preferred Stock Series A-1 and Section 9 of the Statement of Rights of Preferred Stock Series A-2, which provide for registration of 30% of the shares of Common Stock issuable upon the conversion of the shares of Preferred Stock Series A-1 and Preferred Stock Series A-2, respectively.

(d) Each of Former Holder and i2 Telecom agrees that the Conversion Agreement, including the Conversion Notice related thereto which was executed by Former Holder, is hereby amended to the extent, and in all respects, necessary to reflect the intention and understanding of Former Holder and i2 Telecom as set forth this Section 1.

(e) Notwithstanding anything to the contrary set forth in the Conversion Agreement, the Statement of Rights of Preferred Stock Series A-1 or the Statement of Rights of Preferred Stock Series A-2 regarding the calculation of the number of shares of Common Stock payable to Former Holder as of the Effective Date with respect to accrued dividends on the shares of Preferred Stock Series A-1 and/or Preferred Stock Series A-2, as applicable, previously held by Former Holder, Former Holder hereby acknowledges and agrees that, if i2 Telecom determines to pay such accrued dividends to Former Holder in equity rather than cash, then 98,147 shares of Common Stock would satisfy in full all accrued dividends payable to Former Holder as of the Effective Date with respect to the shares of Preferred Stock Series A-1 and/or Preferred Stock Series A-2 previously held by Former Holder, and Former Holder hereby waives the right to receive any additional or alternative dividend payment, including, but not limited to, cash or additional securities of i2 Telecom. Former Holder also hereby acknowledges and agrees that, upon delivery to Former Holder of a certificate representing 98,147 shares of Common Stock, Former Holder shall have received all dividends which Former Holder is entitled to receive with respect to the shares of Preferred Stock Series A-1 and/or Preferred Stock Series A-2 previously held by Former Holder.

2. Restricted Securities. Former Holder hereby understands, acknowledges and agrees that the shares of Common Stock (i) constituting the Contingent Consideration which Former Holder may become entitled to receive (including the shares of Common Stock payable in lieu of the shares of Preferred Stock Series A-1 and Preferred Stock Series A-2) and (ii) constituting the dividends payable to Former Holder pursuant to this Acknowledgement and the Statement of Rights of Preferred Stock Series A-1 and/or the Statement of Rights of Preferred Stock Series A-2, as applicable, with respect to the shares of Preferred Stock Series A-1 and/or Preferred Stock Series A-2 previously held by Former Holder (assuming i2 Telecom determines to pay such dividends in equity), shall constitute “restricted securities” within the meaning of the Securities Act of 1933, as amended, and may only be disposed of in compliance with state and federal securities laws. The certificates representing such shares of Common Stock shall bear a legend to such effect.

3. Further Assurances. Each of Former Holder and i2 Telecom agrees that it will make, execute and deliver any and all such other instruments, instructions and documents and will do and perform any and all such further acts as shall become necessary, proper or convenient to carry out or effectuate the respective covenants, promises and undertakings set forth herein.

4. Enforceability. If and to the extent any provision herein is held invalid or unenforceable at law, then such provision will be deemed stricken from this Acknowledgement and the remainder of this Acknowledgement will continue in effect and be valid and enforceable to the fullest extent permitted by law.

5. Governing Law. This Acknowledgement shall be deemed executed in the State of Florida and is to be governed by and construed under Florida law, without regard to its choice of law provisions.

6. Entire Agreement. This Acknowledgement (along with the Conversion Agreement, the related Conversion Notice and the Statements of Rights of Preferred Stock Series A-1 and the Statement of Rights of Preferred Stock Series A-2) constitute the entire agreement between Former Holder and i2 Telecom and may not be modified or amended except by a written instrument signed by each of Former Holder and i2 Telecom. Each of Former Holder and i2 Telecom has read this Acknowledgement, understands it and agrees to be bound by its terms and conditions. There are no understandings with respect to the subject matter hereof, express or implied, that are not stated herein. This Acknowledgement may be executed in counterparts, and signatures exchanged by facsimile or other electronic means are effective for all purposes hereunder to the same extent as original signatures.

IN WITNESS WHEREOF, each of the parties hereto has executed and delivered this Acknowledgement or caused this Acknowledgement to be executed and delivered by its duly authorized representative, all as of the day and year first written above.

FORMER HOLDER:		i2 TELECOM INTERNATIONAL, INC.

Signature:		By:
Paul R. Arena
Print Name: [	]	Its:	Chief Executive Officer

Title:
(if Holder is not a Natural Person)

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